Exhibit 10.1

Share Purchase Agreement

Transferee: Xianning Sanhe Power Equipment Manufacturing Co., Ltd (hereinafter referred to as “Party A”)

Transferor: Sheng Zhou ID No.: 330722197504065911 (hereinafter referred to as “Party B”)

Transferor: Heping Zhang ID No.: 42230119600815091X (hereinafter referred to as “Party C”).

Party A is a technology company engaged in research and development, production and sales of new energy. Party B and Party C incorporated Hubei Jinli Hydraulic Co., Ltd. in December 2004, which engages in the manufacturing and sales of hydraulic parts, processing and sales of non-ferrous metal, sales of electronic components, and information technology consulting services regarding hydraulic parts. In view of the good business complementation of Hubei Jinli Hydraulic Co., Ltd., and based on needs of market expansion and uplisting work, the parties has reached the following agreement on the purchase of the equity interests (the “shares”) of Hubei Jinli Hydraulic Co., Ltd.in accordance with the provisions of the civil law and relevant laws of China under the principles of equality, mutual benefit and consensus:

I. Purchase of Shares

Whereas Party A agrees to acquire 93% of the shares held by Party B in Hubei Jinli Hydraulic Co., Ltd., and 7% of the shares held by Party C in Hubei Jinli Hydraulic Co., Ltd., and the shareholders’ meeting of Hubei Jinli Hydraulic Co., Ltd. fully approved Party A’s acquisition of 100% of the shares from Party B and Party C. The three parties agree as follows:

1.       Party B agrees to transfer his shares of Hubei Jinli Hydraulic Co., Ltd., which is 93% of the registered capital of the company, to Party A, and Party A agrees to purchase those shares from him.

Party C agrees to transfer his shares of Hubei Jinli Hydraulic Co., Ltd., which is 7% of the registered capital of the company, to Party A, and Party A agrees to purchase those shares from him.

2.       The shares Party B and Party C agree to sell and Party A agree to purchase have all collateral entitlement and rights, and no (including but not limited to) lien, mortgage or any third party’s interest or claims.

3.       When the agreement comes into effect, Party A shall not bear any liability or obligation that Party B and Party C conceals or omits from Party A.

II. Consideration and Payment

1.       The asset value of Hubei Jinli Hydraulic Co., Ltd. has been evaluated by Xianning XinDa Accounting Firm and Hubei Jiuyu Real Estate Appraisal Co., Ltd., and Hubei Kaicheng Law Firm has conducted due diligence. It is confirmed by the three parties that the total assets of Hubei Jinli Hydraulic Co., Ltd. is RMB 96.57 million, and offset by the bank debt of RMB 29.93 million the net value of the assets is RMB 66.64 million (see assessment report and asset and capital verification report for details).

2.       Based on the assessment report and due diligence opinion, the three parties agree the total consideration is RMB One Hundred Fifty Million (150,000,000).

3.       Payment

(1) Party A shall pay RMB Forty Million (40,000,000) to Party B and Party C within 7 days after the execution of this agreement.

(2) Party A shall issue shares of the Nasdaq listed company’s stock (symbol: XTNY), which shall have a value equal to RMB Eighty Million and Seventy Thousand (80,070,000) to Party B and Party C within 7 days after the execution of this agreement.

The price of the share is based on the average price from January 1, 2018 to June 30, 2018 (180 days) for _____ shares with a total value of RMB 80.07 million.

(3) Party A shall assume the repayment obligations for the bank loan of Hubei Jinli Hydraulic Co., Ltd. (in which, the principal is RMB 29,930,000) (specific repayment term is stipulated in the bank loan agreement).

(4) When this agreement comes into effect, Party B and Party C shall complete the registration for transfer of stock of Hubei Jinli Hydraulic Co., Ltd. within one month upon receipt of RMB 40 million.

III. Representation by Party B and Party C

1.       Party B and Party C are the only owners of the shares transferred under Article I herein.

2.       Party B and Party C have fulfilled their capital contribution obligations for the registered capital as the shareholders.

3.       From the effective date, Party B and Party C shall completely exit from the company’s manufacturing and operation, and no longer participate in the distribution of the company’s property and profits.

IV. Representation by Party A

1.       Party A shall bear liability limited to the amount of its contribution to the company.

2.       Party A acknowledges and will comply with the revised articles of association.

3.       Party A guarantees payment according to Article II herein.

V. Cost Related to the Transfer of Equity

The three parties agree to bear relevant taxes and fees incurred in the equity transfer procedures respectively according to law.

VI. Based on Party A’s due diligence on Hubei Jinli Hydraulic Co., Ltd., Party A is only responsible for the bank loan obligation of the RMB 29.93 million by Party B and Party C;

Party A shall not bear any other liabilities arising from Party B and Party C’s failure to disclose or concealment from Party A, and Party B and Party C shall bear all the liabilities arising therefrom.

Since effective date of this agreement, Party A will exercise its rights and perform the obligations as a shareholder accordingly. Party B and Party C shall assist Party A in exercising shareholder’s rights and performing obligations, including handling related procedures and documents.

VII. Amendment and Termination of this Agreement

This agreement can be amended by the three parties with consent through negotiation. In the event of breach of this agreement by any party seriously affecting the economic interests of the other parties or making the performance unnecessary, the other party can amend or terminate this agreement.

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VIII. Liabilities for Breach of Contract

1.       If any party failed to perform or materially breached any provisions of this agreement, the breaching party must compensate the non-breaching party for all economic losses. Except as otherwise provided herein, the non-breaching party shall also have the right to request the termination of this agreement and claim indemnity from the breaching party for all the economic losses suffered by the non-breaching party.

2.       If Party A failed to make the payment according to Article II herein, Party A shall pay 0.5‰ of the delayed portion by day for overdue payment.

3.       In case any party failed to perform or fulfill the material obligations under this agreement timely, which has caused the purpose of this contract to be defeated, the other parties have the right to unilaterally terminate this agreement. All losses caused by the breaching party shall be borne by the breaching party.

4.       Party A shall have the right to recover from Party B and Party C if Party B and Party C concealed the external debts of Hubei Jinli Hydraulic Co., Ltd. and Party A actually undertakes such debts.

IX. Confidentiality

1.     Without the written consent from the other parties, no party may disclose the business secrets or relevant information known in the performance of the agreement to a third party, nor the contents of this agreement and the relevant file materials to any third party. The contents that must be disclosed in accordance with laws and regulations may be excluded.

2.      The confidentiality clause is independent. This provision stays in effect, regardless of whether this agreement is signed, altered, receded or terminated.

X. Dispute Resolution

The three parties shall make friendly negotiations to resolve all disputes arising from or in connection with this agreement. If no agreement was reached, any party may file a suit with the people’s court where the property object is located.

XI. Entry Into Effect and Miscellaneous

1.      This Agreement shall come into force on the date of signing and sealing by Party A, Party B and Party C.

2.      As for unsettled affairs in implementation of the agreement, the three parties should resolve them in a friendly, sincere and matter-of-fact attitude. If any supplementary agreement was signed after negation by the parties, the supplementary agreement shall have the same effect as this agreement.

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3.      The settlement, validity, interpretation, termination and dispute resolution of this agreement shall be governed by the laws of the People’s Republic of China.

4.      In view of the uplisting needs of Party A, Party B and C must cooperate with Party A if it needs to sign an agreement which is not completely consistent with the contents of this agreement. However, Party A hereby undertakes that the rights and obligations of the parties herein shall be governed by this agreement.

5.      In the event that the equity transfer agreement for share transfer registration with Industrial and Commercial Bureau is inconsistent with the provisions of this agreement, this agreement shall prevail.

6.       This agreement is made in triplicate, and each party shall hold one copy.

Party A: Xianning Sanhe Power Equipment Manufacturing Co., Ltd. [Company Seal Affixed Here]

Legal Representative: /s/ Zhou Deng Hua

Party B: /s/ Sheng Zhou	Party C: /s/ Heping Zhang
June 21, 2018	June 21, 2018

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